Exhibit 10.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED COLLABORATION AGREEMENT
BETWEEN GENZYME CORPORATION AND DYAX CORP.

This Amendment No. 2 (the “Second Amendment”) to the Amended and Restated Collaboration Agreement dated May 31, 2002, as previously amended (the “Agreement”) by and between Genzyme Corporation, with its principal office at 500 Kendall Street, Cambridge, Massachusetts, 02142 (“Genzyme”), and Dyax Corp., with a principal office at 300 Technology Square, Cambridge, Massachusetts 02139 (“Dyax”) is effective as of January 1, 2005 (“Amendment Effective Date”). Terms not otherwise defined herein shall have the respective meanings attributed to them in the Agreement.

WHEREAS, Genzyme and Dyax are parties to the Agreement, pursuant to which the parties agreed to collaborate in developing DX-88 for the treatment of hereditary angioedema and other inflammatory diseases; and

WHEREAS, Genzyme and Dyax now wish to modify the terms of their collaboration and amend certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, Genzyme and Dyax hereby agree as follows:

1.             From and after the date of this Second Amendment, all references in the Agreement to Kallikrein LLC shall be deemed changed to Dyax-Genzyme LLC.

2.             Section 4.3.3 of the Agreement shall be deleted in its entirety and replaced with the foregoing in lieu thereof:

4.3.3 Monthly Capital Contributions. On or before the seventh (7th) day of each calendar month from and after January 2005, Genzyme and Dyax shall submit invoices to Dyax-Genzyme LLC based on Program Costs respectively incurred by each Party during the prior calendar month. On or before the twentieth (20th) business day after submitting such invoice, Genzyme and Dyax shall each make capital contributions to Dyax-Genzyme LLC in an amount equal to the aggregate Program Costs incurred by both Parties during the prior calendar month (as reflected in their respective invoices) and allocated between such Parties in accordance with the funding responsibility assumed by Genzyme and Dyax pursuant to Section 4.3.1 above. Upon receipt of each such capital contributions, Dyax-Genzyme LLC shall promptly pay, no later than the last business day of the month, each of the Parties an amount equal to that portion of the budgeted Program Costs to which they are respectively entitled.

3.             Except as expressly modified hereby, the terms of the Agreement remain unchanged and in full force and effect and shall govern and apply to all matters contemplated by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives as of the Amendment Effective Date.

GENZYME CORPORATION		DYAX CORP.

By:	/s/ Georges Gemayel	By:	/s/ Stephen S. Galliker
Name:	Georges Gemayel	Name:	Stephen S. Galliker
Title:	Executive Vice President	Title:	Executive Vice President and Chief
Financial Officer

Date:	10/03/05	Date:	9/29/05